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                                                                      Appendix A

                             ARTICLES OF AMENDMENT
                                       OF
                           ARTICLES OF INCORPORATION
                                       OF
                                 UNICORP, INC.


         PURSUANT to the provisions of Chapter 78 of the Nevada Domestic Corporation Code, the undersigned corporation (the "Corporation") adopted the following Articles of Amendment to its Articles of Incorporation:

                                  ARTICLE ONE

         The name of the Corporation is UNICORP, Inc.

                                  ARTICLE TWO

         The following amendments to the Articles of Incorporation were adopted by written consent of the stockholders of the Corporation dated April 13, 1998:

         The Articles of Incorporation of the Corporation are amended by revising Article One thereof to read as follows:

                                  ARTICLE ONE

         The name of the corporation is United States Refining and Petrochemicals, Inc.

         The Articles of Incorporation of the Corporation are amended by revising Article Four thereof to read as follows:

                                  ARTICLE FOUR

                 "1.      Authorized Stock.  The total number of shares of
         stock which the Corporation shall have authority to issue is 185,000,000 consisting of 100,000,000 shares of Class A Voting Common Stock, par value $0.01 per share (the "Class A Voting Common Stock"), 50,000,000 shares of Class B Non-Voting Common Stock, par value $0.01 per share ("Class B Non-Voting Common Stock"),10,000,000 shares of Class C Voting Common Stock, par value $0.01 per share ("Class C Voting Common Stock"), and 25,000,000 shares of Preferred Stock, par value $100.00 per share (the "Preferred Stock").

                 "2.      Preferred Stock.  The Preferred Stock may be issued
         from time to time in one or more series. The Board of Directors is hereby authorized to create and provide for the issuance of shares of Preferred Stock in series and, by filing a



                             Articles of Amendment
                          of Articles of Incorporation
                                of Unicorp, Inc.
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         certificate pursuant to the applicable law of the State of Nevada (the
         "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the par value, designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

                 (a) The designation of the series, which may be by distinguishing number, letter or title.

                 (b) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

                 (c)      The par value thereof.

                 (d) Whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series.

                 (e) The dates at which dividends, if any, shall be payable.

                 (f) The redemption rights and price or prices, if any, for shares of the series.

                 (g) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

                 (h) The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

                 (i) Whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.

                 (j) Restrictions on the issuance of shares of the same series or of any other class or series.

                 (k) The voting rights, if any, of the holders of shares of the series.





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                                of Unicorp, Inc.
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                 (l)      Such other powers, preferences and relative,
                 participating, optional and other special rights, and the qualifications, limitations and restrictions thereof as the Board of Directors shall determine.

                 "3.      Classes of Common Stock.  The Common Stock shall be
         subject to the express terms of the Preferred Stock and any series thereof.

                 (a) Class A Voting Common Stock. The Class A Voting Common Stock shall have a voting right to elect one-third (1/3) of the Board of Directors of the Corporation. In all other voting matters the class shall be entitled to a one-third (1/3) aggregate voting right (the "Class A Vote"). The Class A Vote shall be determined by a separate vote among the holders of Class A Voting Common Stock wherein, and unless a different percentage is required, a majority of the votes cast shall control. Holders of Class A Voting Common Stock shall be entitled to one (1) vote for every one (1) share held. Each share of Class A Voting Common Stock has a right to participate in dividends declared with respect to the Common Stock in an amount equal to one-half (1/2) of any distribution per share and such right shall be in preference to the rights of other classes of Common Stock.

                 (b) Class B Non-Voting Common Stock. Class B Non-Voting Common Stock shall not be entitled to any voting privileges. Each share of Class B Non-Voting Common Stock has a right to participate in dividends declared with respect to the Common Stock in an amount equal to one-fourth (1/4) of any distribution per share and such right shall be in preference to the rights of Class C Voting Common Stock.

                 (c) Class C Voting Common Stock. The Class C Voting Common Stock shall have a voting right to elect two-thirds (2/3) of the Board of Directors of the Corporation. In all other voting matters the class shall be entitled to a two-thirds (2/3) aggregate voting right (the "Class C Vote"). The Class C Vote shall be determined by a separate vote among the holders of Class C Voting Common Stock wherein, and unless a different percentage is required, a majority of the votes cast shall control. Holders of Class C Voting Common Stock shall be entitled to one (1) vote for every one (1) share held. Each share of Class C Voting Common Stock has a right to participate in declared dividends with respect to the Common Stock in an amount equal to one-fourth (1/4) of any distribution per share and such right shall be subordinated to the dividend rights of other classes of Common Stock. In addition, at any time after October 1, 1999, the issued and outstanding Class C Voting Common Stock may





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                 be converted into Class A Voting Common Stock and Class B
                 Non-Voting Common Stock at a rate of three (3) shares of Class A Voting Common Stock and three (3) shares of Class B Non-Voting Common Stock for each share of Class C Voting Common Stock converted.

                 "In the event a dividend is declared with respect to the Common Stock and a class of Common Stock entitled to participate is not issued and outstanding at the time of such declaration, the dividend rights associated with such class shall be divided between and among the issued and outstanding shares of all classes entitled to receive dividends in the following manner: (i) if one class is issued and outstanding, all dividend rights in question shall pass to the shares of that class; (ii) if two classes are issued and outstanding, the class with the greater percentage of dividend rights shall be entitled to two-thirds (2/3) of the dividend rights in question and the other class shall receive the remaining one- third (1/3) interest; and (iii) if two classes are issued and outstanding and each is entitled to the same percentage of dividend rights, the dividend rights in question shall be divided equally.

                 "4.      Voting Rights.  Except as may be provided in these
         Articles of Incorporation or in a Preferred Stock Designation, or as may be required by applicable law, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of shares of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. All matters on which holders of Common Stock are entitled to vote shall be decided by a vote of the voting classes of Common Stock. Each voting class of Common Stock shall be entitled to a specified percentage or fractional vote to be cast on behalf of all the holders of class shares. The vote of each respective class shall be determined by a separate vote among the holders of such class wherein, and unless a different percentage is required, a majority of the votes cast shall control. It is expressly prohibited for any stockholder or class to cumulate votes in any election of directors.

                 "5.      Denial of Preemptive Rights.  No stockholder of the
         Corporation shall by reason of his holding shares of any class have any preemptive or preferential right to purchase or subscribe to any shares of any class of the Corporation now or hereafter to be authorized or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities would adversely affect dividend or voting rights of such stockholder, other than such rights, if any, as the Board of Directors in its discretion may fix; and the Board of Directors may issue shares of any class of the Corporation, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class."





                             Articles of Amendment
                          of Articles of Incorporation
                                of Unicorp, Inc.
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                                 ARTICLE THREE

         The number of shares of the Corporation outstanding at the time of such adoption was 1,090,000 shares with $0.01 par value.

                                  ARTICLE FOUR

         The holders of 940,000 shares, constituting a majority of the shares of stock outstanding and entitled to vote on this amendment, have signed a written consent adopting this amendment.

         Dated to be effective: May 7, 1998.



                                           By
                                             -----------------------------------
                                               L. Mychal Jefferson II, President



                                           By
                                             -----------------------------------
                                               L. Mychal Jefferson II, Secretary





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                                of Unicorp, Inc.
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THE STATE OF TEXAS      )
                        )
COUNTY OF HARRIS        )


         BEFORE ME, the undersigned authority, on this day personally appeared
L. Mychal Jefferson II, the President of UNICORP, Inc. known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes therein expressed and in the capacity therein stated.

         Given under my hand and seal of office this the ___ day of April 1998.





                                           -------------------------------------
                                           Notary Public in and for
                                           the State of Texas





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                          of Articles of Incorporation
                                of Unicorp, Inc.
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